AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 29, 1997

                                             Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 ---------------

                           SPECIAL METALS CORPORATION
             (Exact name of registrant as specified in its charter)

        DELAWARE                                                 25-1445468
(State or other jurisdiction of                                 (IRS Employer
incorporation or organization)                               Identification No.)
                                 ---------------

                           4317 MIDDLESETTLEMENT ROAD
                             NEW HARTFORD, NY 13413
                                 (315) 798-2900
               (Address of Principal Executive Offices) (Zip Code)

                                 ---------------


                           SPECIAL METALS CORPORATION
                       1997 LONG-TERM STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                 ---------------

                                ROBERT F. DROPKIN
                            VICE PRESIDENT, SECRETARY
                             AND CHIEF LEGAL OFFICER
                           SPECIAL METALS CORPORATION
                           4317 MIDDLESETTLEMENT ROAD
                             NEW HARTFORD, NY 13413
                     (Name and address of agent for service)

                                 ---------------

                                 (315) 798-2900
          (Telephone number, including area code, of agent for service)

                                 ---------------

                                   COPIES TO:
                             ROBERT B. SCHUMER, ESQ.
                    PAUL, WEISS, RIFKIND, WHARTON & GARRISON
                           1285 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10019-6064
                                 (212) 373-3000

                                 ---------------



                                                  (COVER CONTINUED ON NEXT PAGE)

                         CALCULATION OF REGISTRATION FEE

==================== ==================== ============= ====================== ====================
                                           Proposed           Proposed
      Title of                              Maximum            Maximum
  Securities to be     Amount to be      Offering Price   Aggregate Offering         Amount of
     Registered       Registered (1)      Per Share (2)       Price (2)          Registration Fee
-------------------- -------------------- ------------- ---------------------- --------------------
Common Stock, $.01
par value per share   295,500 shares (3)     $16.50           $4,875,750        $       1,478 (5)
-------------------- -------------------- ------------- ---------------------- --------------------
Common Stock, $.01
par value per share   504,500 shares (4)     $13.44           $6,780,480        $       2,055 (5)
==================== ==================== ============= ====================== ====================


(1) Consists of 800,000 shares reserved for issuance under the Special Metals Corporation 1997 Long-Term Stock Incentive Plan. This registration statement also relates to such indeterminate number of additional shares as may be issuable as a result of stock splits, stock dividends or additional similar transactions.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended.

(3) Represents 295,500 shares reserved for issuance pursuant to stock options having an exercise price of $16.50 per share, granted pursuant to the Special Metals Corporation 1997 Long-Term Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the exercise price of the options.

(4) Consists of 504,500 shares reserved for issuance under the Special Metals Corporation 1997 Long-Term Stock Incentive Plan. The registration fee for such shares was calculated in accordance with Rule 457(h)(1) under the Securities Act of 1933, as amended, based on the average of the high and low prices of the shares on April 25, 1997 as reported on the Nasdaq National Market.

(5) One payment in the amount of $3,533 has been submitted concurrently with this filing in payment of the aggregate Registration Fee.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.     PLAN INFORMATION

      Not required to be filed with this registration statement.


ITEM 2.     REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

      Not required to be filed with this registration statement.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE

      The following documents filed by Special Metals Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

      1. The Company's prospectus dated February 25, 1997, filed pursuant to Rule 424(b) promulgated under the Securities Act of 1933 and relating to the Company's registration statements on Form S-1 (Registration Nos. 333-18499 and 333-22361), which were declared or became effective on February 25, 1997 (the "S-1 Registration Statement").

      2. The description of the Company's common stock, par value $0.01 per share (the "Common Stock"), contained in the Company's registration statement on Form 8-A (Registration No. 000-22029) dated January 22, 1997 and filed pursuant to Section 12(g) of the Securities Exchange Act of 1934.

      All other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities registered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.


ITEM 4.     DESCRIPTION OF SECURITIES

      Not applicable.


ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

      Not applicable.

ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

      Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL") permits a provision in the certificate of incorporation of each corporation organized thereunder, eliminating or limiting, with certain exceptions, the personal liability of a director to the corporation or its stockholders for monetary damages for certain breaches of fiduciary duty as a director. The Certificate of Incorporation of the Company, as amended and restated, eliminates the personal liability of directors to the fullest extent permitted by Delaware law.

      Section 145 of the DGCL ("Section 145"), in summary, empowers a Delaware corporation, within certain limitations, to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by them in connection with any suit or proceeding other than by or on behalf of the corporation, if they acted in good faith and in a manner reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

      With respect to actions by or on behalf of the corporation, Section 145 permits a corporation to indemnify its officers, directors, employees and agents against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, provided such person meets the standard of conduct described in the preceding paragraph, except that no indemnification is permitted in respect of any claim where such person has been found liable to the corporation, unless the Court of Chancery or the court in which such action or suit was brought approves such indemnification and determines that such person is fairly and reasonably entitled to be indemnified.

      The Certificate of Incorporation of the Company, as amended and restated, provides for the indemnification of officers and directors and certain other parties (the "Indemnitees") of the Company to the fullest extent permitted under Delaware law.

      The Underwriting Agreement between the Company and the underwriters of its initial public offering of shares of Common Stock of the Company, registered on Form S-1 (Registration Nos. 333- 18499 and 333-22361) provides for indemnification by the underwriters of the Company, its directors and officers, and persons who control the Company within the meaning of Section 15 of the Securities Act for certain liabilities, including liabilities arising thereunder.

      The Registration Rights Agreement among the Company and certain of its principal stockholders provides for indemnification of the Company, its directors and officers, and persons who control the Company within the meaning of Section 15 of the Securities Act for certain liabilities, including liabilities arising thereunder.


ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED

      Not applicable.





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



ITEM 8.     EXHIBITS

      5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of the shares of Common Stock being registered.

      23.1  Consent of Ernst & Young LLP.

      23.2  Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in
            Exhibit 5.1).

      24.1 Power of Attorney (included on the signature page of this registration statement).


ITEM 9.     UNDERTAKINGS

      (a)   undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

            PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.



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



      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.





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



                               SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Hartford, State of New York, on the 29th day of April, 1997.

                       SPECIAL METALS CORPORATION


                       By:       /s/ DONALD R. MUZYKA
                          -------------------------------------------
                          Name: Donald R. Muzyka
                          Title: President, Chief Executive Officer and Director

      The registrant and each person whose signature appears below constitutes and appoints Donald R. Muzyka and Robert F. Dropkin and each of them singly, his, her or its true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him, her or it and in his, her, or its name, place and stead, in any and all capacities, to sign and file any and all amendments (including post-effective amendments) to this registration statement, with all exhibits thereto, and other documents in connection therewith, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she, or it might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



           Signature                        Title                      Date
           ---------                        -----                      ----

/s/ ROBERT D. HALVERSTADT         Chairman of the Board of       April 16, 1997
------------------------------     Directors
  Robert D. Halverstadt



/s/ DONALD R. MUZYKA              President, Chief Executive     April 16, 1997
------------------------------      Officer and Director
  Donald R. Muzyka                  (Principal Executive
                                    Officer)


/s/ DONALD C. DARLING             Chief Financial Officer        April 16, 1997
------------------------------     (Principal Financial and
  Donald C. Darling                Accounting Officer)



/s/ ROBERT F. DROPKIN                     Director               April 16, 1997
------------------------------
  Robert F. Dropkin



/s/ EDOUARD DUVAL                         Director               April 16, 1997
------------------------------
  Edouard Duval




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



           Signature                        Title                      Date
           ---------                        -----                      ----

/s/ ANTOINE G. TREUILLE                   Director               April 16, 1997
------------------------------
  Antoine G. Treuille



/s/ RAYMOND F. DECKER                     Director               April 16, 1997
------------------------------
  Raymond F. Decker

                                INDEX TO EXHIBITS



Exhibits                     Description of Exhibit
--------                     ----------------------
  5.1 Opinion of Paul, Weiss, Rifkind, Wharton & Garrison as to the legality of the shares of Common Stock being registered.

 23.1           Consent of Ernst & Young LLP.

 23.2 Consent of Paul, Weiss, Rifkind, Wharton & Garrison (included in Exhibit 5.1).

 24.1 Power of Attorney (included on the signature page of this registration statement).




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